Filed pursuant to Rule 424(b)(5)
Registration No. 333-209013

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 28, 2016)
1,750 Shares of Series C Convertible Preferred Stock
Stated Value: $1,000 per share
GLOWPOINT, INC.
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,750 shares of our Series C convertible preferred stock, and the common stock issuable from time to time upon conversion of our Series C convertible preferred stock. Each share of Series C convertible preferred stock has a stated value of $1,000 and a conversion price of $0.30 per share. This prospectus supplement also covers the shares of common stock issuable from time to time upon conversion of the Series C convertible preferred stock.
Our common stock is traded on the NYSE American under the symbol “GLOW.” The last sale price of our common stock on January 19, 2018, as reported by the NYSE American, was $0.33 per share. There is no established public trading market for the Series C convertible preferred stock and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C convertible preferred stock on any national securities exchange or other nationally recognized trading system.
As of December 31, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $21,494,000 based on 44,509,591 shares of outstanding common stock, of which 3,095,524 shares are held by affiliates, and a price of $0.52 per share, which was the last reported trading price of our common stock on the NYSE American on November 27, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. Prior to this offering, the aggregate market value of securities sold pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement was $3,955,478.
Investing in our securities involves a high degree of risk. See “Risk Factors’’ beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus to read about factors you should consider before buying our securities. You should also consider the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1,000.00	$1,750,000
Proceeds, before expenses, to us	$1,000.00	$1,750,000

Delivery of the securities offered hereby is expected to be made on or about January 24, 2018.

The date of this prospectus supplement is January 22, 2018.

TABLE OF CONTENTS
Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-4
CAPITALIZATION	S-8
DILUTION	S-9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-11
USE OF PROCEEDS	S-13
PRICE RANGE OF COMMON STOCK	S-14
DIVIDEND POLICY	S-15
DESCRIPTION OF SERIES C CONVERTIBLE PREFERRED STOCK	S-16
PLAN OF DISTRIBUTION	S-21
WHERE YOU CAN FIND MORE INFORMATION	S-22
INCORPORATION BY REFERENCE	S-22
LEGAL MATTERS	S-24
EXPERTS	S-24

Prospectus

ABOUT THIS PROSPECTUS	1
GLOWPOINT, INC.	2
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
THE SECURITIES WE MAY OFFER	3
USE OF PROCEEDS	5
DESCRIPTION OF OUR CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	12
LEGAL OWNERSHIP OF SECURITIES	13
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated January 28, 2016 form part of a registration statement on Form S-3 (File No. 333-209013) that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus or any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus or any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein or any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any free writing prospectus or of any sale of our securities. Our business, financial condition and results of operation may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein or any free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.
We are not making any representation to you regarding the legality of an investment in our Series C convertible preferred stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Series C convertible preferred stock.

Unless the context requires otherwise, references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer to Glowpoint, Inc. and its consolidated subsidiary as a combined entity.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including “Risk Factors” in our Annual Report for the year ended December 31, 2016, which is incorporated by reference herein. You also should carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.
Overview

Glowpoint, Inc. is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium enterprises in a variety of industries. We market our services globally through a multi-channel sales approach that includes direct sales and channel partners. Glowpoint was formed by the merger of All Communications Corporation and View Tech, Inc. in May 2000, and acquired Affinity VideoNet, Inc., a provider of public video meeting suite rentals and managed services, on October 1, 2012.

Recent Developments

On October 25, 2017, we issued 2,800 shares of Series B convertible preferred stock in a registered direct offering for total gross proceeds of $2,800,000 (the “October Offering”). The shares of Series B convertible preferred stock were sold at a price equal to their stated value of $1,000 per share and are convertible into shares of the Company’s common stock at a conversion price of $0.28 per share. As of January 19, 2018, 2,350 shares of Series B convertible preferred stock have been converted into 8,392,857 shares of common stock. Six of the investors purchasing shares of Series C convertible preferred stock in this offering, and/or their respective affiliates, were also investors in the October Offering.

Corporate Information

Our principal executive offices in the U.S. are located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, and our telephone number at those offices is (303) 640-3838. We maintain a website at www.glowpoint.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website as part of this prospectus.

Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE OFFERING

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Series C convertible preferred stock offered by us
1,750 shares. This prospectus supplement also relates to the offering of initially approximately 5,833,333 shares of common stock issuable upon conversion of the Series C convertible preferred stock assuming a conversion price of $0.30 per share.

Series C convertible preferred stock terms
Each share of Series C convertible preferred stock will be convertible at the option of the holder at any time into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series C convertible preferred stock by a conversion price of $0.30 per share, subject to adjustment. The Series C convertible preferred stock has certain liquidation preferences, rights to participate in future financings, dividend rights, and protective provisions. Holders of Series C convertible preferred stock are entitled to receive dividends on an “as converted” basis, when and if declared by our board of directors. See “Description of Series C Convertible Preferred Stock.”

Common stock outstanding immediately before this offering	44,509,591 shares.
Common stock to be outstanding immediately after this offering	50,342,924 shares, assuming conversion of all the Series C convertible preferred stock offered hereby.
Use of proceeds
We estimate that the net proceeds to us from the sale of our securities in this offering will be approximately $1.55 million after deducting estimated offering expenses payable by us.

We expect to use the net proceeds from the sale of our securities in this offering to (i) repay all outstanding obligations (in an amount equal to $1.27 million) under and retire our Business Loan and Security Agreement with Super G Capital, LLC (“Super G”), dated July 31, 2017 (the “Super G Loan Agreement”), including cancellation of Super G’s warrant for 550,000 shares of the Company’s common stock (the “Super G Warrant”) and (ii) for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses.

Risk factors
See ‘‘Risk Factors’’ of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

NYSE American listing for common stock
Our common stock is listed on the NYSE American under the symbol “GLOW.” We do not intend to list the Series C convertible preferred stock on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Transfer agent for our Series C convertible preferred stock and common stock	American Stock Transfer & Trust Company, LLC.

Unless otherwise indicated, all information in this prospectus supplement relating to the number of shares of common stock outstanding immediately after the closing of this offering is based on 44,509,591 shares outstanding as of December 31, 2017 and does not take into account the 5,833,333 shares of common stock issuable upon conversion of the Series C convertible preferred stock being offered by us in this offering, nor does it consider:

•	1,752,000 shares of common stock issuable upon the vesting of restricted stock unit awards outstanding as of December 31, 2017;

•	1,202,000 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2017, at a weighted-average exercise price of $1.99 per share;

•	988,000 shares of common stock issuable upon delivery related to vested restricted stock unit awards outstanding as of December 31, 2017;

•	1,368,000 shares of common stock reserved for future issuance under our Glowpoint, Inc. 2014 Equity Incentive Plan as of December 31, 2017;

•
550,000 shares of common stock reserved for future issuance upon exercise of warrants issued to Super G Capital, at a weighted average exercise price of $0.30 per share as such warrants will be cancelled in conjunction with the repayment and retirement of the Super G Loan Agreement;

•	123,450 shares of common stock reserved for future issuance upon conversion of the 32 outstanding shares of Series A-2 preferred stock (and including accrued dividends as of December 31, 2017); and

•	1,607,143 shares of common stock reserved for future issuance upon conversion of the 450 outstanding shares of Series B convertible preferred stock as of December 31, 2017.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider, among other things, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described under “Risk Factors” in our Annual Report for the year ended December 31, 2016, which is incorporated by reference herein. If any of the following risks actually occurs, our business, financial condition, operating results, prospects and ability to accomplish our strategic objectives could be materially harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our common stock.
Risks Related to This Offering and Our Securities
The Series C convertible preferred stock ranks junior to our Series A-2 preferred stock and all of our indebtedness and other liabilities.
In the event of our bankruptcy, liquidation, dissolution, or winding-up of our affairs, our assets will be available to pay obligations on the Series C convertible preferred stock only after our Series A-2 preferred stock and all of our indebtedness and other liabilities have been paid. The rights of holders of the Series C convertible preferred stock to participate in the distribution of our assets will rank junior to the prior claims of the holders of our Series A-2 preferred stock and our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series C convertible preferred stock. In addition, the Series C convertible preferred stock effectively ranks junior to all existing and future indebtedness (which future indebtedness may require approval from the lead investor in this offering and the October Offering) and other liabilities of (as well as any preferred equity interests that may be held by others in the future in) our existing subsidiary and any future subsidiaries. Our existing subsidiary is and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of amounts due on the Series C convertible preferred stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C convertible preferred stock then outstanding or the Series B convertible preferred stock then outstanding and any other parity securities that we, with the consent of the lead investor in this offering and the October Offering, have issued or may issue in the future, in which case, holders of the Series C convertible preferred stock will share ratably with holders of such parity securities, including the Series B convertible preferred stock. We have incurred and may in the future, with the consent of the lead investor in this offering and the October Offering (if required), incur substantial amounts of debt and other obligations that will rank senior to the Series C convertible preferred stock. At September 30, 2017, we had approximately $2,096,000 of indebtedness ranking senior to the Series C convertible preferred stock, which consisted of borrowings under the Western Alliance Bank Loan Agreement and the Super G Loan Agreement. Proceeds from this offering will be used to (i) repay all outstanding obligations (in an amount equal to $1.27 million) under and retire the Super G Loan Agreement (including cancellation of the Super G Warrant) and (ii) for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. Certain of our existing or future debt instruments may restrict the authorization, payment, or setting apart of dividends on the Series C convertible preferred stock.
Future offerings of debt or senior equity securities may adversely affect the market price of the Series C convertible preferred stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, subject to the approval of the lead investor in this offering and the October Offering, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of the Series C convertible preferred stock and may result in dilution to owners of the Series C convertible preferred stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus holders of the Series C convertible preferred stock will bear the risk of our future offerings reducing the market price of the Series C convertible preferred stock and diluting the value of their holdings in us.
Future sales of securities linked to our common stock could occur at any time. These sales, or the perception in the market that such sales may occur, could reduce the market price of our common stock.
We may obtain additional funds through public or private debt or equity financings in the near future, subject to the consent of the lead investor in this offering and the October Offering (if required). If we issue additional shares of common stock or instruments convertible into common stock, it may materially and adversely affect the price of our common stock. In addition, the future conversion of some of all of our Series C convertible preferred stock may dilute the ownership interests of our stockholders, and any sales in the public market of any of our common stock issuable upon conversion or exercise could adversely affect prevailing market prices of our common stock.
We may be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary and the terms of any financings may not be advantageous to us.
Our capital requirements continue to depend on numerous factors, including the timing and amount of revenue, the expense to deliver our services, expense for sales and marketing, capital improvements, expense for research and development, and the cost involved in protecting our proprietary rights.
We may require future additional capital infusions including public or private financing, strategic partnerships or other arrangements. However, there can be no assurances that we will complete any financings or strategic alliances, and the terms of such arrangements may not be advantageous to us. Any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. Our failure to raise capital when needed could materially harm our business, financial condition, and results of operations.
In connection with the October Offering, we granted certain rights to approve future financings, for as long as 333 shares of Series B convertible preferred stock remain outstanding. There can be no assurance that such lead investor will provide consent and this requirement may make it difficult for us to raise capital, refinance indebtedness or borrow additional funds.
In connection with this offering, we intend to grant certain rights to approve future financings, for as long as Five
Hundred Thousand Dollars ($500,000) of Stated Value (as defined in the Series C Certificate of Designation) of the shares of Series C convertible preferred stock remain outstanding. There can be no assurance that such lead investor will provide consent and this requirement may make it difficult for us to raise capital, refinance indebtedness or borrow additional funds.
Our stockholders may experience further dilution if we issue additional shares of common stock in the future.
Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing Series C convertible preferred stock in this offering who do not participate in such future issuances. In most circumstances stockholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our stockholders may experience dilution in both the book value and fair value of their shares.
We will have broad discretion in the use of proceeds from this offering and our existing cash, cash equivalents and short-term investments, and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
We will have broad discretion in the application of the net proceeds from this offering and our existing cash and cash equivalents. You may not agree with our decisions, and our use of the proceeds and our existing cash and cash equivalents may not improve our results of operation or enhance the value of our common stock. In addition, we may also use a portion of our net proceeds to acquire and invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. Investors will be relying on our judgment regarding the use of the net proceeds from this offering. You will not have the opportunity to influence our management’s decisions on how to use the net proceeds from this offering. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our strategy, cause the market price of our common stock to decline, or require us to raise additional capital.
We could fail to satisfy the standards to maintain our listing on a stock exchange.
We could fail to satisfy the standards for continued exchange listing on the NYSE American, such as standards having to do with a minimum share price, the minimum number of public shareholders, a minimum amount of stockholders’ equity or the aggregate market value of publicly held shares. As of June 30, 2017, we were out of compliance with a NYSE American rule to maintain at least $4,000,000 of stockholders’ equity when losses have been incurred in three of the four most recent fiscal years (as previously described in the Company’s Form 8-K filed on June 1, 2017, which is incorporated herein by reference). As of September 30, 2017, the Company’s stockholders’ equity balance was $9,963,000. The Company expects to meet the continued listing standards of the NYSE American Company Guide relating to a minimum stockholders’

equity balance following filing of the Company’s 2017 Form 10-K in March 2018 (as the Company must report two consecutive quarters of being in compliance with such standards). There is, however, no assurance that the NYSE American will deem us in compliance and we may be unable to maintain our listing on the NYSE American. Any holder of our securities should regard them as a long-term investment and should be prepared to bear the economic risk of an investment in our securities for an indefinite period.
Penny stock regulations may impose certain restrictions on the marketability of our securities.
The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Our common stock is presently subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.” Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may negatively affect the ability of purchasers of our shares of common stock to sell such securities.
Our stock price may fluctuate.
The price of our common stock has fluctuated in the past and may fluctuate significantly in the future. We believe that factors such as announcements of developments related to our business, fluctuations in our revenue and operating results, general conditions in the worldwide economy, announcement of technological innovations, new systems or product enhancements by us or our competitors, acquisitions, changes in governmental regulations, developments in patents or other intellectual property rights and changes in our relationships with customers and suppliers could cause the price of our common stock to fluctuate substantially. In addition, in recent years the stock market in general, and the market for small capitalization and high technology stocks in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of the affected companies. Such fluctuations could adversely affect the market price of our common stock.
We are not currently paying dividends and will likely not pay dividends for the foreseeable future.
We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant.
If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.
The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. There is currently no research coverage on the Company by securities and industry analysts. If any of the analysts who may initiate coverage on the Company issue a sell rating or for those that may cover us in the future change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.
There is no public market for the Series C convertible preferred stock being offered in this offering.
There is no established public trading market for the Series C convertible preferred stock being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Series C convertible preferred stock on any national securities exchange or other nationally recognized trading system, including NYSE American. Without an active market, the liquidity of the Series C convertible preferred stock will be limited.
There must be a current prospectus and state registration, or an exemption from applicable registration requirements, in order for you to convert the Series C convertible preferred stock.
Purchasers of the Series C convertible preferred stock in this offering will be able to convert the Series C convertible preferred stock only if a current prospectus relating to the common stock underlying the Series C convertible preferred stock is then in effect and we remain eligible to use such prospectus for primary offerings at the time of exercise, or if an exemption from registration and the prospectus delivery requirements applies, and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Series C convertible preferred stock reside. We will attempt to maintain the effectiveness of a current prospectus covering the common stock underlying the Series C convertible preferred stock, but there can be no assurance that we will be able to do so and we may not be able to maintain our eligibility to use such current prospectus. We will be unable to issue common stock to those persons desiring to convert their Series C convertible preferred stock if a current prospectus covering the common stock issuable upon the conversion of the Series C convertible preferred stock is not kept effective or we are unable to use a current prospectus and there is no exemption from such requirements under federal securities laws, or if such shares are neither qualified nor exempt from qualification in the states in which the holders of the Series C convertible preferred stock reside.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2017:

•	on an actual basis;

•
on a pro forma basis to give effect to (i) $2.3 million of net proceeds from the October Offering, (ii) conversion of 2,350 shares of Series B convertible preferred stock into 8,392,857 shares of common stock subsequent to the October Offering, and (iii) principal payments equal to $400,000 on the Western Alliance Bank Loan Agreement and $109,000 on the Super G Loan Agreement which were made during the period of October 1, 2017 through January 17, 2018; and

•
on a pro forma as adjusted basis to give effect to (a) the pro forma adjustments described in the preceding paragraph; and (b) our issuance and sale of 1,750 shares of Series C convertible preferred stock in this offering at an offering price of $1,000 per share, after deducting the estimated offering expenses payable by us, and the use of proceeds therefrom as described in “Use of Proceeds.”

You should read the information in this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited interim consolidated financial statements and the notes to those financial statements appearing in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which is incorporated by reference in this prospectus supplement.

	As of September 30, 2017
	Actual	Pro Forma	Pro Forma As Adjusted
	(In thousands, except for share and per share data; unaudited)
Cash	$1,439	$3,231	$3,512
Short-term indebtedness	$1,473	$965	$600
Long-term indebtedness	$623	$623	$—
Stockholders’ equity:
Preferred stock, Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized, 32 shares issued and outstanding and liquidation preference of $237 actual, pro forma, and pro forma as adjusted	$100	$100	$100
Preferred stock, Series B, convertible; $.0001 par value; $1,000 stated value; no shares authorized and outstanding, actual; 2,800 shares authorized, 450 issued and outstanding, pro forma and pro forma as adjusted	$—	$—	$—
Preferred stock, Series C, convertible; $.0001 par value; $1,000 stated value; no shares authorized and outstanding, actual and pro forma; 1,750 shares authorized, 1,750 issued and outstanding, pro forma as adjusted	$—	$—	$—
Common stock, $.0001 par value; 150,000,000 shares authorized; 36,782,000 issued and 36,130,000 outstanding, actual; 45,175,000 issued and 44,523,000 outstanding, pro forma, and pro forma as adjusted	$4	$5	$5
Treasury stock, 652,000 actual, pro forma and pro forma as adjusted	$(353)	$(353)	$(353)
Additional paid‑in capital	$180,656	$182,955	$184,505
Accumulated deficit	$(170,444)	$(170,444)	$(170,725)
Total stockholders’ equity	$9,963	$12,263	$13,532
Total capitalization	$10,586	$12,886	$13,532
The table and calculations above are based on the adjustments set forth above.

DILUTION
If you invest in our Series C convertible preferred stock, your ownership interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of our Series C convertible preferred stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after completion of this offering.
Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2017. Our net tangible book value as of September 30, 2017 was $1.55 million, or $0.04 per share, based on 36,130,195 shares of our common stock outstanding as of September 30, 2017.
As of September 30, 2017, our pro forma net tangible book value of our common stock was approximately $3.86 million, or approximately $0.08 per share. Our pro forma net tangible book value represents total tangible assets less total liabilities. Our pro forma net tangible book value per share is our pro forma net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2017, after giving effect to the October Offering.
After giving effect to the sale of 1,750 shares of Series C convertible preferred stock by us in this offering at the public offering price of $1,000 per share (with each share of Series C convertible preferred stock initially convertible into the number of shares of common stock equal to $1,000 divided by $0.30, or approximately 5,833,333 shares of common stock per share purchased), and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2017 would have been approximately $5.4 million, or $0.10 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.02 per share to existing stockholders and an immediate dilution of $0.20 per share to investors purchasing shares of Series C convertible preferred stock in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$1,000
Conversion price per share		0.30
Net tangible book value per share as of September 30, 2017	$0.04
Pro forma increase in net tangible book value	0.04
Pro forma net tangible book value per share as of September 30, 2017	0.08
Increase in net tangible book value per share attributable to investors participating in this offering	$0.02
As adjusted net tangible book value per share immediately after this offering		$0.10
As adjusted dilution per share to investors participating in this offering		$0.20

The number of shares of our common stock set forth in the table above excludes the following:

•	1,752,000 shares of common stock issuable upon the vesting of restricted stock unit awards outstanding as of December 31, 2017;

•	1,202,000 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2017, at a weighted-average exercise price of $1.99 per share;

•	988,000 shares of common stock issuable upon delivery related to vested restricted stock unit awards outstanding as of December 31, 2017;

•	1,368,000 shares of common stock reserved for future issuance under our Glowpoint, Inc. 2014 Equity Incentive Plan as of December 31, 2017;

•
550,000 shares of common stock reserved for future issuance upon exercise of warrants issued to Super G Capital, at a weighted average exercise price of $0.30 per share as such warrants will be cancelled in conjunction with the repayment and retirement of the Super G Loan Agreement; and

•	123,450 shares of common stock reserved for future issuance upon conversion of the 32 outstanding shares of Series A-2 preferred stock (and including accrued dividends as of December 31, 2017).

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “should,” “foresee,” “likely” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties (some of which are beyond our control) and assumptions, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise. For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see “Risk Factors.” Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	customer acceptance and demand for our video collaboration services and network applications;

•	the quality and reliability of our services;

•	the prices for our services;

•	customer renewal rates;

•	customer acquisition costs;

•	our ability to compete effectively in the video collaboration services and network services businesses;

•	actions by our competitors, including price reductions for their competitive services,

•	potential federal and state regulatory actions;

•	our need for and the availability of adequate working capital;

•	our ability to innovate technologically;

•	our ability to fulfill our obligations under our debt instruments;

•	our ability to comply with financial covenants under our debt instruments;

•	our ability to satisfy the standards for continued listing on the NYSE American;

•	changes in our capital structure and/or stockholder mix;

•	the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors; and

•
our management’s ability to execute its plans, strategies and objectives for future operations, including but not limited to transforming our product line to more automated / software-based solutions in order for us to service the rapidly evolving video communications market.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our securities in this offering will be approximately $1.55 million after deducting estimated offering expenses payable by us.
We expect to use the net proceeds from the sale of our securities in this offering to (i) repay all outstanding obligations (in an amount equal to $1.27 million) under and retire the Super G Loan Agreement (including cancellation of the Super G Warrant) and (ii) for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses.
The proceeds from the Super G Loan Agreement were used, together with cash on hand and proceeds from other indebtedness, to fund the July 31, 2017 payoff of the Company’s borrowings with Main Street Capital Corporation under a senior secured term loan facility.
Borrowings under the Super G Loan Agreement were repaid in installments (including interest) of $33,000 per month in the first three months following the July 31, 2017 closing of the Super G Loan Agreement and are to be repaid in installments of approximately $68,600 (including interest) per month in months four through twenty-four following closing, for total payments of $1,540,000, with the last payment to be made on the maturity date of August 2, 2019. During the three months ended September 30, 2017, the Company made total principal and interest payments of $4,000 and $46,000, respectively, under the Super G Loan Agreement. The remaining principal balance as of September 30, 2017 is $1,096,000. The effective interest rate of the Super G Loan Agreement is approximately 33%. Interest expense for the three months ended September 30, 2017 was $60,000. Interest payments for the fourth quarter of 2017, fiscal years 2018 and 2019 on the Super G Loan are expected to total $88,000, $246,000 and $46,000, respectively.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NYSE American under the symbol “GLOW.” The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported on the NYSE American. Such prices reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2016
First Quarter	$0.63	$0.30
Second Quarter	$0.47	$0.24
Third Quarter	$0.36	$0.21
Fourth Quarter	$0.39	$0.14

Year Ending December 31, 2017
First Quarter	$0.39	$0.22
Second Quarter	$0.61	$0.23
Third Quarter	$0.40	$0.19
Fourth Quarter	$0.65	$0.21
As of January 19, 2018, there were 102 holders of record of our common stock. On January 19, 2018, the last sale price reported on the NYSE American for our common stock was $0.33 per share.
The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation By Reference” of this prospectus supplement.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our shares of common stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements, contractual restrictions, outstanding indebtedness, and other factors that our board of directors deems relevant.

DESCRIPTION OF SERIES C CONVERTIBLE PREFERRED STOCK
The following is a brief summary of certain terms and conditions of the Series C convertible preferred stock and is subject in all respects to the provisions in the certificate of designation for the Series C convertible preferred stock. You should review a copy of the form of the certificate of designation for the Series C convertible preferred stock, which is filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to such Series C convertible preferred stock.
Amount of Series C convertible preferred stock. Our board of directors has designated 1,750 shares of preferred stock as Series C convertible preferred stock. Each share of Series C convertible preferred stock has a par value of $0.0001 and a stated value of $1,000, subject to adjustment as set forth below (the “Stated Value”). The Series C convertible preferred stock is a new class of securities created in connection with this offering.
No Maturity, Sinking Fund or Redemption. The Series C convertible preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory or optional redemption. Shares of the Series C convertible preferred stock will remain outstanding indefinitely unless we decide to otherwise repurchase them or they are converted into our common stock as described below.
Ranking. Except for the Company’s outstanding Series A-2 Preferred Stock (which is Senior Preferred Stock (as defined below)) and the Company’s Series B Preferred Stock (which is Parity Stock (as defined below)) and to the extent that the Required Holders (as defined below) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Company shall be junior in rank to all shares of Series C convertible preferred stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company (such junior stock being “Junior Stock”).
Without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the shares of Series C convertible preferred stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the shares of Series C convertible preferred stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date on which any shares of Series C preferred stock remain outstanding.
The “Required Holders” are the holders of at least a majority of the then outstanding shares of Series C convertible preferred stock including the lead investor.
Dividends. Holders of Series C convertible preferred stock shall be entitled to receive dividends when and as declared by the Company’s board of directors. Holders of Series C convertible preferred stock also shall participate on an “as converted” basis, with all dividends declared on the Company’s common stock.
Liquidation. Upon the Company’s liquidation, dissolution or winding-up, the holders of shares of Series C convertible preferred stock are entitled to receive in cash out of the assets of the Company, after payment of the liquidation preference for any outstanding shares of Senior Preferred Stock but before any amount is paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, including the Series B convertible preferred stock, an amount per share equal to the greater of:

•	the sum of (i) the Stated Value of each share and (ii) any accrued and unpaid dividends on such share (the “Base Amount”) on the date of payment; and

•	the amount per share such holder would receive if such holder converted the share of Series C convertible preferred stock into common stock immediately prior to the date of such payment.
If the funds available upon any liquidation, dissolution or winding-up are insufficient to pay the full amount due to the holders of Series C convertible preferred stock and holders of shares of Parity Stock, then each holder of shares of Series C convertible preferred stock and each holder of Parity Stock shall receive a percentage of such funds equal to the full amount of such funds payable to such holder as a liquidation preference, in accordance with their respective certificate of designations

(or equivalent), as a percentage of the full amount of such available funds payable to all holders of shares of Series C convertible preferred stock and all holders of shares of Parity Stock.
Voluntary Conversion. At any time after issuance of the shares of Series C convertible preferred stock, such shares are convertible into shares of common stock at the per share rate determined by dividing:

•	the Base Amount; by

•	$0.30 (the “Conversion Price”), subject to adjustment as described below.
Conversion Failure. If the Company fails to timely deliver shares of common stock issuable upon conversion of shares of Series C convertible preferred stock (a “Conversion Failure”), then:

•
the Company shall pay in cash to the Holder on each day after the deadline to deliver the shares of common stock and for which the issuance of such shares of common stock is not timely effected an amount equal to 1% of the product of:

◦	the number of shares of common stock not issued to the holder on or prior to the deadline and to which the holder is entitled, multiplied by

◦	the closing sale price of the common stock on the trading day immediately preceding the last possible date on which the Company could have timely issued such shares of common stock; and

•	the holder of shares of Series C convertible preferred stock may void the conversion of the shares.
In addition, if on or after the deadline to deliver the shares of common stock issuable upon conversion, the holder of shares of Series C convertible preferred stock purchases shares of common stock corresponding to all or any portion of the number of shares of common stock issuable upon such conversion that such holder is entitled to receive from the Company and has not received from the Company in connection with the Conversion Failure, then the Company shall, within two business days after receipt of the holder’s request and in the holder’s discretion, either:

•
pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses) for the shares of common stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver the shares of common stock otherwise issuable upon conversion shall terminate; or

•	promptly honor its obligation to so issue and deliver to the shares of common stock and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of:

◦	such number of shares of common stock, multiplied by

◦
the lowest closing sale price of the common stock on any trading day during the period commencing on the date of the applicable conversion notice and ending on the date of such issuance and payment of the amount described herein for such a buy-in.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of the Series C convertible preferred stock to the extent that, after giving effect to such conversion, such holder would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion. In connection with each conversion notice, each holder shall be required to represent and warrant to the Company that, after giving effect to such conversion, such holder would not beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.
Reservation of Shares. The Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of common stock 100% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the shares of Series C convertible preferred stock.

If the Company is prohibited from issuing shares of common stock upon a conversion of any share of Series C convertible preferred stock due to the failure by the Company to have sufficient shares of common stock available out of the authorized but unissued shares of common stock (such unavailable number of shares of common stock being the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the holder of such shares of Series C convertible preferred stock, the Company shall pay cash in exchange for the cancellation of such shares convertible into such Authorized Failure Shares at a price equal to the sum of:

•	the product of:

◦	such number of Authorization Failure Shares; and

◦	the closing sale price on the trading day immediately preceding the date the holder delivers the applicable conversion notice with respect to such Authorization Failure Shares to the Company; and

•
to the extent the holder purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by the holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the holder incurred in connection therewith.

Fundamental Transactions. The Company may not enter into a fundamental transaction unless the successor entity assumes in writing all of the obligations of the Company under the Certificate of Designations pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to the fundamental transaction, including agreements to deliver to each holder of shares of Series C convertible preferred stock in exchange for such shares a security of the successor entity in such transaction evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations, including having a stated value and dividend rate equal to the stated value and dividend rate of the shares of Series C convertible preferred stock held by the applicable holders and having similar ranking to the shares of Series C convertible preferred stock, and reasonably satisfactory to the Required Holders and the successor entity (including its parent entity) is listed for trading on an “Eligible Market” as defined in the Certificate of Designations.
In addition to the foregoing, upon consummation of a fundamental transaction, the successor entity shall deliver to each holder of shares of Series C convertible preferred stock confirmation that there will be issued upon conversion of such shares at any time after the consummation of such fundamental transaction, in lieu of the shares of common stock (or other securities, cash, assets or other property (except such items still issuable pursuant to distributions to holders of common stock or in connection with the issuance of purchase rights)) issuable upon the conversion of the shares of Series C convertible preferred stock prior to the fundamental transaction, such shares of the common stock (or their equivalent) of the successor entity (including its parent entity) which the holder would have been entitled to receive upon the happening of such fundamental transaction had all the shares of Series C convertible preferred stock held by each holder been converted immediately prior to such fundamental transaction (without regard to any limitations on the conversion of the shares of Series C convertible preferred stock contained in the Certificate of Designations), as adjusted.
Fundamental transactions include:

•	the Company or any of its subsidiaries, directly or indirectly:

◦	consolidating or merging with or into any other person or entity other than the Company or any of its subsidiaries,

◦
selling, leasing, licensing, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Company and its subsidiaries (taken as a whole) to any other person or entity,

◦
allowing any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the persons or entities making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer),

◦
consummating a stock or share purchase agreement or other business combination with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or entity or other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or

◦	reorganizing, recapitalizing or reclassifying the common stock, or

•
any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

Rights Upon Distribution. If the Company grants, issues or sells any securities or rights to purchase securities or other property pro rata to the record holders of common stock, then each holder of Series C convertible preferred stock will be entitled to acquire, upon the terms applicable to such rights, the aggregate rights that the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of all the shares of Series C convertible preferred stock (without taking into account any limitations or restrictions on the convertibility of such shares). To the extent that a holder’s right to participate in any such right would result in the holder exceeding the maximum ownership percentage described above, then the holder shall not be entitled to participate in such right to such extent (or beneficial ownership of such shares of common stock as a result of such right to such extent) and the right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the older exceeding the applicable maximum ownership percentage.
Conversion Price Adjustments. The Conversion Price and the Stated Value are subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and other similar transactions with respect to the common stock and the Series C convertible preferred stock, respectively.
Voting Rights. Except as otherwise expressly required by law, each holder of shares of Series C convertible preferred stock shall be entitled to vote on all matters submitted to stockholders of the Company and shall be entitled to the number of votes for each share of Series C convertible preferred stock owned equal to the number of shares of common stock into which such shares of Series C convertible preferred stock would convert if such shares of Series C convertible preferred stock converted into shares of common stock at the Market Conversion Price (as defined below) (voting as a class with common stock and the Series B convertible preferred stock) but not in excess of the conversion limitations described above. Except as otherwise set forth in the Certificate of Designations or as required by law, the holders of shares of Series C convertible preferred stock shall vote together with the holders of common stock and the holders of the Series B convertible preferred stock on all matters and shall not vote as a separate class. The “Market Conversion Price” means, with respect to each share of Series C convertible preferred stock, $0.33, being the closing price of the common stock on the NYSE American on January 19, 2018.
In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Company’s certificate of incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not:

•
amend or repeal any provision of, or add any provision to, its certificate of incorporation or bylaws, or file any certificate of designation or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or adversely change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the shares of Series C convertible preferred stock;

•	increase or decrease (other than by conversion) the authorized number of shares of Series C convertible preferred stock;

•
create or authorize any new class or series of shares that has a preference over or is on a parity with the shares of Series C convertible preferred stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding-up of the Company;

•
purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the shares of Series C convertible preferred stock (other than pursuant to equity incentive agreements (that have in good faith been approved by the Company’s board of directors) with employees giving the Company the right to repurchase shares upon the termination of services);

•	pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the shares of Series C convertible preferred stock;

•	issue any shares of Series C convertible preferred stock other than pursuant to the purchase agreement pursuant to which the shares of Series C convertible preferred stock are initially issued; or

•	circumvent a right of the shares of Series C convertible preferred stock.

Limitations on Indebtedness, Issuances and Financings. For as long as Five Hundred Thousand Dollars
($500,000) of Stated Value (as defined in the Series C Certificate of Designation) of the shares of Series C convertible preferred stock (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events with respect to the common stock) sold in this offering are outstanding and unconverted , the Company shall not issue any common stock or convertible securities (or modify any of the foregoing that may be outstanding), other than certain exempt securities, to any person at a price per share less than $0.30 or incur any debt (other than certain Permitted Indebtedness), without the express written consent of the lead investor. Under the terms of the Series C Certificate of Designations, “Permitted Indebtedness” is defined to include the Company's Western Alliance Bank Loan Agreement, dated July 31, 2017, Super G Loan Agreement and Warrant, dated July 31, 2017, and leases for office space in Denver, Colorado and Oxnard, California.
Fractional Shares. The Company shall not issue any fraction of a share of common stock upon any conversion. If an issuance would result in the issuance of a fraction of a share of common stock, the Company shall round such fraction of a share of common stock up to the nearest whole share.
Market and Exchange Listing. The Series C convertible preferred stock is a new series of securities and currently there is no market for the securities and we do not expect a market to develop. We do not intend to list or qualify for quotation the Series C convertible preferred stock on the NYSE American or any other securities exchange or market.
Registration. The Company shall maintain a register for the shares of Series C convertible preferred stock. The Company may treat the person or entity in whose name any shares of Series C convertible preferred stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

PLAN OF DISTRIBUTION
We are selling shares of our common stock under this prospectus supplement directly to various investors at a price of $1,000 per share. We have entered into a securities purchase agreement directly with the investors relating to the sale of our Series C convertible preferred stock offered under this prospectus supplement. We currently anticipate that the closing of the sale of such shares under this prospectus supplement will take place on or about January 24, 2018. On the closing date, we will issue the shares of Series C convertible preferred stock to the investors and we will receive funds in the amount of the aggregate purchase price of $1,750,000.
The expenses of this offering payable by us are estimated to be approximately $200,000, including legal fees of $50,000, incurred by the lead investor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.glowpoint.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are “furnished” and not deemed “filed” pursuant to the General Instructions of Form 8-K):

•
our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017, including the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders filed with the SEC on April 26, 2017;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 11, 2017, the quarter ended June 30, 2017 filed with the SEC on July 31, 2017 and the quarter ended September 30, 2017 filed with the SEC on November 14, 2017;

•	our Current Reports on Form 8-K filed with the SEC on April 7, 2017, May 31, 2017, June 1, 2017, August 1, 2017, October 23, 2017, October 25, 2017 and January 22, 2018; and

•
the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-42518), filed with the SEC on July 28, 2000, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus may contain information that updates, modifies, or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. Requests for such documents should be directed to:

Glowpoint, Inc.
Attention: Corporate Secretary
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(303) 640-3838

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Arnold & Porter Kaye Scholer LLP, Denver, Colorado.

EXPERTS

The consolidated balance sheets of Glowpoint, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2016, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference, and includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
Glowpoint, Inc.

$10,000,000
Common Stock
Preferred Stock
Warrants
Units

From time to time, we may offer, issue and sell up to $10,000,000 of any combination of the securities described in this prospectus, either individually or in units and in one or more transactions. We may also offer common stock or preferred stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

This prospectus provides you with a general description of the securities that we may offer in one or more offerings. Each time we offer securities, we will provide the specific terms of the offering and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offerings. The prospectus supplement and any related free writing prospectus, and any documents incorporated by reference therein, may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, carefully before buying any of the securities being offered.

Our common stock is traded on the NYSE MKT under the symbol “GLOW.” On January 12, 2016, the last reported sale price of our common stock on the NYSE MKT was $0.59. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities by us unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities by us with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities by us and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

As of December 31, 2015, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9.9 million, which was calculated based on approximately 19.8 million shares of outstanding common stock held by non-affiliates as of such date at a price per share of $0.50, the closing sale price of our common stock on December 31, 2015. During the 12 calendar months prior to, and including, the date of this registration statement, pursuant to General Instruction I.B.6 of Form S-3, we have sold $19,000 of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2016.

TABLE OF CONTENTS

   Page

ABOUT THIS PROSPECTUS	1
GLOWPOINT, INC.	2
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
THE SECURITIES WE MAY OFFER	3
USE OF PROCEEDS	5
DESCRIPTION OF OUR CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	12
LEGAL OWNERSHIP OF SECURITIES	13
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or preferred stock, and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES BY US UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

GLOWPOINT, INC.

Glowpoint, Inc. (“Glowpoint” or “we” or “us” or the “Company”) is a provider of video collaboration services and network solutions. Our scalable services are designed to provide both high-touch and self-service models to help customers adopt video as a more efficient and effective mode of business collaboration. Our customers include Fortune 1000 companies, along with small and medium enterprises in a variety of industries. We market our services globally through a multi-channel sales approach that includes direct sales and channel partners.

Glowpoint was formed by the merger of All Communications Corporation and View Tech, Inc. in May 2000, and acquired Affinity VideoNet, Inc., a provider of public video meeting suite rentals and managed services, on October 1, 2012. Our principal executive offices are located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203 and our telephone number is (303) 640-3838. Our web site address is www.glowpoint.com.

In this prospectus, we refer to common stock, preferred stock, warrants and units collectively as “securities.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q or any current reports on Form 8-K we file after the date of this prospectus, that are incorporated by reference into this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus are “forward-looking statements.” These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Glowpoint, and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission (the “SEC”), reports to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties. There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, among other risks: our ability to raise capital in equity offerings or otherwise; availability of and costs associated with raising additional capital to fund our operations; volatility in the price of our common stock; difficulty in funding our operations due to our history of substantial losses; our exposure to the credit and other counterparty risk of our customers; estimated principal payments on our debt arrangements; our ability to service debt obligations and fund operations; compliance with financial covenants; our ability to attract and retain key personnel; failure to obtain, maintain or protect the rights to our intellectual property; failure of our network or the denial or limitation of access to the network of telecommunications carriers upon whom we rely; the evolution of the market for video communication services and general economic conditions; the highly competitive market in which we compete; limited market awareness of our managed video services; our expectations and estimates relating to customer attrition, future revenues, expenses and cash flows; revenue from our new service offerings; our ability to adequately respond to rapid changes in technology; loss of key customers; failure to properly manage the distribution of our services; our ability to meet commercial commitments; and possible results and impact to the Company of the litigation with UTC Associates Inc.

Please also see the discussion of risks and uncertainties under the heading “Risk Factors” above.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock or preferred stock, and/or various series of warrants to purchase any of such securities, as individually or in units, as well as, in one or more offerings, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents, or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	the terms of the offering;

•	applicable fees, discounts, concessions and commissions to be paid to them;

•	the anticipated date of delivery of the securities;

•	details regarding over-allotment options, if any; and

•	the net proceeds.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from any sale of the securities pursuant to this prospectus for general corporate purposes.

We have not determined the amounts we plan to spend or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from any sale of the securities pursuant to this prospectus. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the General Corporation Law of the State of Delaware, or DGCL, and on the provisions of our certificate of incorporation, as amended, and our restated bylaws, as amended, and is qualified entirely by reference to the applicable provisions of the DGCL, our certificate of incorporation, and our bylaws. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. There are no cumulative voting rights, so the holders of a majority of the outstanding shares have the ability to elect all of the directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

As of December 31, 2015, of the 150,000,000 shares of common stock currently authorized, there are approximately 35,710,000 shares of common stock outstanding and approximately an additional 4,196,000 shares reserved for issuance in connection with (i) awards outstanding to acquire approximately 4,104,000 shares of common stock, which include (but are not limited to) awards issued under our 2000 Stock Incentive Plan, our 2007 Stock Incentive Plan and our 2014 Equity Incentive Plan, and (ii) approximately 92,000 shares of common stock issuable upon conversion of our outstanding Series A-2 Preferred Stock (defined below).

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our board of directors. Prior to the issuance of shares of each series, our board of directors is required by the DGCL and our certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which includes one or more of the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the designation of the class or series and the specific powers, preferences, rights, qualifications, limitations and restrictions that apply to the preferred stock being offered.

     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Currently, we have:

•	7,500 shares of Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”) authorized, 32 of which are issued and outstanding;

•	100 shares of Perpetual Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”) authorized, none of which are issued and outstanding; and

•	4,000 shares of Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) authorized, none of which are issued and outstanding.

We have no other classes of preferred stock. All outstanding shares of preferred stock are fully paid and non-assessable, and shares of preferred stock to be issued upon the closing of this offering will be fully paid and non-assessable.

Series A-2 Preferred Stock

Currently, there are 32 shares of our Series A-2 Preferred Stock outstanding. Our Series A-2 Preferred Stock is senior to all other classes of equity, except the Series B-1 Preferred Stock. Commencing on January 1, 2013, holders of our Series A-2 Preferred Stock were entitled to cumulative dividends at a rate of 5% per annum, payable quarterly, based on the stated value per share of $7,500. Once dividend payments commenced, all dividends were payable at the option of the holder in cash or through the issuance of a number of additional shares of Series A-2 Preferred Stock with an aggregate liquidation preference equal to the dividend amount payable on the applicable dividend payment date.

Series B-1 Preferred Stock

Currently, there are no shares of our Series B-1 Preferred Stock outstanding. Our Series B-1 Preferred Stock is senior to all other classes of equity. Commencing on January 1, 2014, holders of Series B-1 Preferred Stock were entitled to cumulative dividends at a rate of 6% per annum, payable quarterly, based on the stated value of $100,000 per share.

Series D Preferred Stock

Currently, there are no shares of our Series D Preferred Stock outstanding. Our Series D Preferred Stock is senior to our common stock. Holders of our Series D Preferred Stock are entitled to dividends when declared on our common stock in an amount equal to such dividend declared on one share of common stock multiplied by the number of shares of common stock each holder’s shares of Series D Preferred Stock are convertible into. If any shares of Series D Preferred Stock are outstanding, we cannot, without the affirmative vote of 3/4 of the shares of Series D Preferred Stock outstanding at the time, voting separately as a class, amend, alter or repeal the provisions of the Series D Preferred Stock to adversely affect the rights of the holder of Series D Preferred Stock. Any holder of Series D Preferred Stock may convert such shares into shares of our common stock at a conversion rate of 10,000 shares of common stock per shares of Series D Preferred Stock, subject to provisions providing weighted average anti-dilution protection. Subject to the rights of any series of preferred stock that ranks senior to our Series D Preferred Stock as to liquidation rights, in the event of our liquidation, dissolution or winding up, the holders of Series D Preferred Stock will be entitled to receive, out of our assets legally available for distribution to our stockholders, per share, a liquidation preference calculated by taking the total amount available for distribution to holders of our common stock and dividing it by the total number of shares of common stock, including shares of common stock into which shares of our Series D Preferred Stock could be converted, before we distribute any assets to holders of shares of our common stock or any other class or series of our capital stock that ranks junior to the shares of our Series D Preferred Stock as to liquidation rights. Holders of our Class D Preferred Stock have no preemptive or mandatory redemption rights and there are no sinking fund provisions applicable to our Series D Preferred Stock.

Anti-Takeover Effect

Provisions of our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors has the authority, without the further approval of the stockholders, to issue and determine the rights and preference of any series of preferred stock. Our board of directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing change in control, and discouraging bids for our common stock at a premium over market price.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Our bylaws authorize the Chairman of our board of directors or a majority of our board of directors to call a special meeting of stockholders. Further, our certificate of incorporation and bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders. Because our stockholders do not have the right to call a special meeting, stockholders could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors believed or the Chairman of our board of directors believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

 Anti-takeover Effects of Delaware Law Provisions

Section 203 of the Delaware General Corporation Law contains provisions that may make the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise, more difficult. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15 percent or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and issued employee stock plans, under which employee participants do not have the right to determine confidentiality whether shares held under the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by our Board of Directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company, New York, New York.

Trading

Our common stock is traded on the NYSE MKT under the symbol “GLOW”.

DESCRIPTION OF WARRANTS

Currently, there are no warrants outstanding. We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering before the issuance of the related series of units. The following summary of material provisions of the warrants and the warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of units that it may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price of securities that include such warrants and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities at the price that we specify in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Holders of the warrants may exercise the warrants by delivering the warrant agreement or certificate representing the warrants to be exercised together with specified information, and paying the required amount to us, as provided in the applicable prospectus supplement. Upon receipt of the required payment and the warrant agreement or certificate properly completed and duly executed at our or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank, trust, or transfer company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

Currently, there are no units outstanding. We may issue, in one more series, units consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit to the extent comprised of any such security included in each unit, as well as the underlying, relevant securities, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank, trust, or transfer company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form to “holders” and “indirect holders” or as global securities. We refer to those persons who have securities registered in their own names on the books that we or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only as we specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and will make all payments, if any, on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any third parties employed by us, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment, if any, or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the terms of a warrant agreement or agreement governing units. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities but instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in its name, and cannot obtain non-global certificates for its interest in the securities, except in the special situations described below;

•	an investor will be an indirect holder and must look to its bank or broker for payments on the securities and protection of its legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own its securities in non-book-entry form;

•
an investor may not be able to pledge its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•	if an event of default occurs with regard to securities represented by that global security and it is not cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may, from to time, offer the securities registered hereby up to the maximum amount listed on the cover of this prospectus. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods, or any other method permitted pursuant to applicable law. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices or in competitive bid transactions.

Each time we offer securities, a prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in any applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors or other purchasers to purchase our securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each class or series of securities we offer will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE MKT under the symbol “GLOW.” Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities. We cannot guarantee the liquidity of the trading markets for any securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers on the NYSE MKT may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado will provide us with an opinion as to the legal matters in connection with the securities we are offering. Any underwriter, dealer or agent may be advised about issues relating to any offering by its own legal counsel. The name of the law firm or law firms advising any underwriters, dealers or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Glowpoint, Inc. as of December 31, 2014 and 2013 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2014 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors section of our website, www.glowpoint.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-25940) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 5, 2015;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 6, 2015;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the SEC on August 5, 2015;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the SEC on November 10, 2015;

•	Current Report on Form 8-K filed with the SEC on February 4, 2015;

•	Current Report on Form 8-K filed with the SEC on February 10, 2015;

•	Current Report on Form 8-K filed with the SEC on February 13, 2015;

•	Current Report on Form 8-K filed with the SEC on March 23, 2015;

•	Current Report on Form 8-K filed with the SEC on April 23, 2015; and

•	Current Report on Form 8-K filed with the SEC June 1, 2015.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement, and subsequent to effectiveness of the registration statement and prior to such time as we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

Glowpoint, Inc.
Attn: Corporate Secretary
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(303) 640-3838

Information on Our Website

Information on any Glowpoint website, any subsection, page, or other subdivision of any Glowpoint website, or any website linked to by content on any Glowpoint website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

1,750 Shares of Series C
Convertible Preferred Stock

GLOWPOINT, INC.

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is January 22, 2018